Exhibit 10.25

Certain portions of this document have been omitted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[*]” to indicate where omissions have been made. The marked information has been omitted because it is (i) not material and (ii) is the type that the registrant treats as private or confidential.

Execution Version

Guaranty

Guaranty (this “Guaranty”), dated as of December 7, 2023, made by Thermo Funding II, LLC, a Colorado limited liability company, located at 1735 19 Street, #200, Denver, CO 80202 (“Thermo Funding”), in favor of Globalstar, Inc., a Delaware corporation located at 1351 Holiday Square Blvd. Covington, Louisiana 70433 (“Globalstar”), and, solely for the purposes of Sections 23 and 24, [*] (“[*]”).

WHEREAS, reference is hereby made to (i) that certain Key Terms Agreement, dated as of October 21, 2019 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and including all attachments, exhibits, SOWs, and other written agreements thereunder, the “KTA”), between [*] and Globalstar and (ii) that certain 2023 Prepayment Agreement, dated February 27, 2023 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, collectively, the “2023 Prepayment Agreement”), between [*] and Globalstar. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the KTA or the 2023 Prepayment Agreement, as applicable.

WHEREAS, reference is hereby made to that certain Secured Guaranty, dated as February 27, 2023, made by Thermo Funding in favor of [*] (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Partner Guaranty’”), whereby Thermo Funding agreed to guaranty the Guaranteed Obligations (as such term is defined in the Partner Guaranty) (the “Partner Guaranteed Obligations”);

WHEREAS, as required by Globalstar’s Third Amended and Restated Certificate of Incorporation, a majority of Globalstar’s stockholders not affiliated with Thermo Funding and Globalstar’s Strategic Review Committee have each approved this Guaranty and the transactions contemplated hereby;

WHEREAS, on the terms and subject to the conditions hereof, Thermo Funding has agreed to guarantee the payment when due and payable by Globalstar of the following obligations: (i) repayment of all funds advanced by [*] pursuant to and in accordance with the 2023 Prepayment Agreement; and (ii) payment obligations of Globalstar under the Satellite Procurement Agreement (GINC-220210), dated as of February 22, 2022, between Globalstar and Macdonald, Dettwiler and Associates Corporation (“MDA”), the Side Letter to Satellite Purchase Agreement, dated as of February 22, 2022, among Globalstar, [*], and MDA, and any other agreement entered into by Globalstar in connection with the procurement, transportation, and launch of such satellites (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, collectively, the “MDA Satellites Agreements”); and

WHEREAS, in consideration of Thermo Funding’s foregoing guaranty, Globalstar has agreed to issue to Thermo Funding under certain circumstances shares of Globalstar’s Common Stock, par value $0.0001 (the “Common Stock”), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to Thermo Funding, the receipt and sufficiency of which are hereby acknowledged, Thermo Funding, Globalstar and, solely for the purposes of Section 23 and 24, [*], hereby agree as follows:

1. Guaranty

(a) 2023 Prepayment Agreement. Thermo Funding hereby absolutely, unconditionally and irrevocably, as a primary obligor and not merely as a surety, guarantees to Globalstar the prompt payment, in full, when due (whether at stated maturity, by acceleration or otherwise), by Globalstar and its successors and assigns, of all present and future obligations of Globalstar to [*] in connection with the 2023 Prepayment Agreement, and including the obligations of Globalstar to [*] thereunder in respect of the Prepayment Balance (as defined therein) and any damages that may arise as a result of Globalstar’s breach of any term of the
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2023 Prepayment Agreement (including any interest, fees, costs or charges that would accrue but for the provisions of the US Federal Bankruptcy Code, as amended or supplemented from time to time, in each case on the terms and subject to the conditions of the 2023 Prepayment Agreement).

(b) MDA Satellites. Thermo Funding hereby absolutely, unconditionally and irrevocably, as a primary obligor and not merely as a surety, guarantees to Globalstar the repayment, in full upon demand by [*], of any amounts paid by [*] to cure any default of Globalstar in the performance or punctual payment when due of all Globalstar payment obligations under the MDA Satellites Agreements. Thermo Funding hereby guarantees that if Globalstar does not make a payment within 5 Business Days as required under the MDA Satellites Agreements or any other such amount to fund Globalstar’s 50% share of the P2 Capex (as set out in the 2023 Prepayment Agreement) up to $252 million, as may be adjusted pursuant to the Supply Agreements; provided, that the $252 million shall be automatically adjusted upwards to an amount not to exceed $364.5 million when and if Globalstar enters into amendments to the MDA Satellites Agreements and/or other agreements related to P2 Capex that increase the total dollar amount of P2 Capex, then upon written notice by [*] to Thermo Funding of such failure to pay, Thermo Funding will make such payments either to Globalstar or directly to the P2 Capex vendor in 5 Business Days ((a)-(b), the “Guaranteed Obligations”).

(c) Term; No Duplication. The foregoing guaranty of the Guaranteed Obligations shall terminate and be of no further force and effect upon the satisfaction of the Guaranteed Obligations, whether by either Globalstar, in accordance with the 2023 Prepayment Agreement and the MDA Satellites Agreements, Thermo in accordance with the terms hereof or the Partner Guaranty or otherwise, as the case may be. In the event Thermo Funding has made a payment pursuant to the Partner Guaranty in respect any of the Partner Guaranteed Obligations (a “Partner Payment”), Thermo Funding shall have no obligation to make any payment hereunder in respect of the Guaranteed Obligations to the extent such Partner Payment satisfies such Guaranteed Obligations.

2. Covenants.

(a) Thermo Funding hereby agrees that within fifteen days of becoming aware of Globalstar’s cash balance falling below $30 million at the end of any calendar quarter as a result of Globalstar making payments in the ordinary course or in respect of P2 Capex or Recoupment obligations under the Prepayment Agreements, Thermo Funding will make a capital contribution to Globalstar of the amount necessary to bring Globalstar’s cash balance above such amount if Globalstar has not remedied the deficit by that time (the “Contribution Obligation”). Except as otherwise provided in the foregoing sentence, Thermo Funding shall have no Contribution Obligation in respect of any extraordinary or non-recurring payments of Globalstar.

(b) Thermo Funding hereby covenants for the benefit of Globalstar that Thermo Funding will not pay any dividend or distribute, or transfer, any assets to any direct or indirect member, or any parent entity or other affiliate, of Thermo Funding if the effect of such dividend, distribution or transfer would cause Thermo Funding to fail to maintain the Minimum Asset Level as set forth under Section 3 hereof.

3. Minimum Asset Level. If at any time the market value of Thermo Funding’s assets minus its Indebtedness drops below 150% of the then-aggregate amount of the obligations guaranteed by Thermo Funding under Section 1 hereof (the “Minimum Asset Level”), then Thermo Funding will cause, within five Business Days, one or more affiliates to contribute Qualified Assets to Thermo Funding such that Thermo Funding maintains the Minimum Asset Level. “Qualified Assets” means any of: (i) Kinder Morgan Inc. (“KMI”) publicly-traded stock or other stock that is traded on a NYSE or Nasdaq market; (ii) cash; or (iii) another security acceptable to Globalstar.

4. Reimbursement of Guaranty Payments.

(a) In the event Thermo Funding pays any amount in respect of the Guaranteed Obligations (each such amount, a “Guaranty Payment”), Globalstar shall issue on the applicable Guaranty Payment Date (as defined herein) a number of shares of the Common Stock to Thermo Funding equal to (i) the amount of the Guaranty Payment divided by (ii) the average of the five (5) trailing Daily VWAPs (as defined herein) ending on the Trading Day (as defined herein) immediately preceding such Guaranty Payment Date (asdefined herein) (each, a “Stock Payment” and collectively, the “Stock Payments”). Once a Stock Payment has
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been made to Thermo Funding, Globalstar shall have no further obligation to Thermo Funding hereunder with respect to the applicable Guaranty Payment.

(b) As of the date hereof and on each Guaranty Delivery Date, Thermo Funding hereby represents and warrants to, the Company as follows:

(1) Thermo Funding (A) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, risks and suitability of the transactions contemplated hereby, (B) is able to bear the risk of an entire loss of its investment in the Common Stock and
(C) is consummating the transactions contemplated hereby with a full understanding of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks;

(2) Thermo Funding is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Thermo Funding is acquiring the Common Stock solely for the its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Common Stock. Thermo Funding understands that the shares of Common Stock issued under this Guaranty have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of Thermo Funding and of the other representations made by Thermo Funding in this Guaranty. Thermo Funding understands that Globalstar is relying upon the representations and agreements contained in this Guaranty (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(3) Thermo Funding understands that the shares of the Common Stock issued hereunder are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that Thermo Funding may dispose of the shares of Common Stock issued hereunder only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. Thermo Funding further acknowledges and agrees: (i) that Thermo Funding will not sell, assign, pledge, give, transfer, or otherwise dispose of any shares of the Common Stock issued hereunder or any interest therein, or make any offer or attempt to do any of the foregoing, unless the transaction is registered under the Securities Act and complies with the requirements of all applicable state securities laws, or the transaction is exempt from the registration provisions of the Securities Act and all applicable requirements of state securities laws; (ii) that any certificates representing the Securities will bear a legend making reference to the foregoing restrictions; and (iii) that the Globalstar and its affiliates shall not be required to give effect to any purported transfer of such shares of Common Stock issued hereunder, except upon compliance with the foregoing restrictions.

(c) Thermo Funding understands that each Stock Payment has been issued pursuant to an exemption from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, and, except as set forth below, the shares issued with respect to each Stock Payment shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

5. Default. Thermo Funding will be in default under this Guaranty upon the occurrence of any of the following events or conditions (“Events of Default”): (i) if Thermo Funding becomes insolvent or makes an assignment for the benefit of creditors, or attempts to effect a composition with creditors or files a petition for bankruptcy, insolvency or reorganization, or for the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official, for itself or its property (or any substantial portion thereof), or has such petition filed against it; (ii) or the winding-up or liquidation of Thermo Funding or if Thermo Funding becomes
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unable, admits in writing its inability, or fails generally to pay its debts as they become due; (iii) if Thermo Funding fails to make any payment of any Guaranteed Obligations as and when due under this Guaranty and such failure is not cured within 5 Business Days, (iv) if Thermo Funding fails to duly observe, perform or comply with any covenant, condition or agreement contained in this Guaranty and such failure is not cured within 10 Business Days, or (v) if Thermo Funding fails to observe or perform any covenant, condition or agreement, applicable to Thermo Funding, contained in the 2023 Prepayment Agreement or the Supply and such failure is not cured with 10 Business Days, (vi) any representation or warranty made or deemed made under and in connection with this Guaranty, or any representation, warranty, statement or information contained in any report, certificate or other instrument or control agreement furnished in connection with or pursuant to this Guaranty, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished, (viii) if any provision of this Guaranty shall for any reason (other than pursuant to the express terms hereof) cease to be valid and binding on or enforceable against Thermo Funding or Thermo Funding shall so state in writing or bring an action to limit its obligations or liabilities hereunder.

6. Remedies.

(a) During the continuance of an Event of Default, Globalstar may exercise any or all rights and remedies described in this Section 6. All rights, powers, privileges and remedies of Globalstar and Globalstar shall be cumulative. No delay, failure or discontinuance of Globalstar in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Globalstar of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

(b) Equitable Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Guaranty were not performed in accordance with its specific terms or were otherwise breached and further agree that Globalstar shall be entitled to seek an injunction, specific performance and other equitable relief against Thermo Funding to prevent breaches of this Guaranty and to enforce specifically the terms and provisions hereof, in addition to any other remedy (subject to the limitations herein) to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. Thermo Funding further agrees not to oppose the granting of any such injunction, specific performance, and other equitable relief on the basis that (i) Globalstar has an adequate remedy at law or (ii) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity.

(c) Statute of Limitations. Until all Guaranteed Obligations shall have been paid in full, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Globalstar hereunder shall continue to exist and may be exercised by Globalstar at any time and from time to time irrespective of the fact that the Guaranteed Obligations or any part thereof may have become barred by any statute of limitations, or that the personal liability of Thermo Funding may have ceased, unless such liability shall have ceased due to the payment in full of all Guaranteed Obligations secured hereunder

7. Waivers.

(a) The liability of Thermo Funding under this Guaranty is absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Globalstar under the 2023 Prepayment Agreement, the Supply Agreements, this Guaranty or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Thermo Funding (except for the defense of payment in full or performance).

(b) THERMO FUNDING WAIVES ITS RIGHTS, IF ANY, TO NOTICE OF ANY ACTIONS, AND ITS OBLIGATIONS THEREUNDER SHALL NOT BE IMPAIRED IN ANY MANNER WHATSOEVER BY ANY: (i) amendments, extensions, modifications, renewals or waivers of default as to any existing or future Agreements or obligations of the Assignee or third parties with or to Globalstar; (ii)
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extensions of credit by [*] to Globalstar; (iii) adjustments, compromises or releases of any obligations of Globalstar, Thermo Funding or any other parties, or exchanges, releases or sales of any security of the Globalstar, Thermo Funding or any other parties; (iv) falsity, incorrectness, invalidity or unenforceability, or any reason, of any instrument, or acts or omissions by Globalstar; (v) composition, extensions, moratoria or other relief granted to Globalstar pursuant to applicable law; (vi) interruptions in the business relationship between Globalstar; (vii) any of the acts mentioned in any of the 2023 Prepayment Agreement, the Supply Agreements or any other agreement or instrument referred to herein or therein shall be done or omitted; (viii) any other person shall become a guarantor of the Guaranteed Obligations; (ix) any other guarantor shall be released; or (x) other reason.

(c) Thermo Funding agrees that, at any time and from time to time, without notice to or further consent of Thermo Funding, Globalstar may enter into an agreement for the extension, renewal, payment, compromise, discharge or release under the 2023 Prepayment Agreement or the Supply Agreement, in whole or in part, or for any modification of the 2023 Prepayment Agreement or the Supply Agreement without in any way impairing or affecting Thermo Funding’s Guaranteed Obligations under this Guaranty. Thermo Funding agrees that the Guaranteed Obligations of Thermo Funding hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of Globalstar to assert any claim or demand or to enforce any right or remedy against Globalstar or any other person interested in the transactions contemplated hereby; (ii) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the 2023 Prepayment Agreement or the Supply Agreements made in accordance with the terms thereof; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Globalstar or any other person interested in the transactions contemplated hereby; (iv) the existence of any claim, set-off or other right which Thermo Funding may have at any time against Globalstar, whether relating to, arising out of or in connection with the Guaranteed Obligations or otherwise; (v) the adequacy of any other means Globalstar may have of obtaining repayment of any of the Guaranteed Obligations; (vi) the existence of any other guaranty or security or any payment on, or in reduction of, any such other guaranty or security, (vii) any invalidity, irregularity, avoidability, or unenforceability of all or any part of the Guaranteed Obligations; and (viii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any guarantor or surety.

(d) To the fullest extent permitted by applicable law, Thermo Funding hereby expressly waives any and all rights or defenses arising by reason of any applicable law which would otherwise require any election of remedies by Globalstar. Thermo Funding waives promptness, diligence, notice of the acceptance of this Guaranty and of the Guaranteed Obligations, presentment, demand for payment, notice of non- performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred and all other notices of any kind (except for notices to be provided pursuant to this Guaranty), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar applicable law now or hereafter in effect, any right to require the marshalling of assets of Globalstar or any other person interested in the transactions contemplated hereby, all suretyship defenses generally (other than fraud or willful misconduct by Globalstar or any of its affiliates), and any requirement that Globalstar exhaust any right, power or remedy or proceed against Globalstar under the 2023 Prepayment Agreement or the Supply Agreements or any other agreements or instrument referred to herein or therein, or against any other person under any other guaranty of, or security for, Globalstar obligations under the 2023 Prepayment Agreement or the Supply Agreements. Thermo Funding waives any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the obligations owed by Globalstar to [*] under the 2023 Prepayment Agreement or the Supply Agreements. Thermo Funding assumes all responsibility for being and keeping itself informed of its own and Globalstar’s financial condition and assets and of all other circumstances bearing upon the risk of non-payment of the

Guaranteed Obligations and the nature and scope of the Guaranteed Obligations, and agrees that Globalstar shall have no duty to advise Thermo Funding of information known to Globalstar regarding such circumstances or risks

(e) THERMO FUNDING WAIVES NOTICE OF GLOBALSTAR’S ACCEPTANCE HEREOF, OR DEFAULT AND NON-PAYMENT BY GLOBALSTAR (OR ANY OTHER PARTIES), OF PRESENTMENT, PROTEST AND DEMAND, AND OF ALL OTHER MATTERS OF WHICH THE UNDERSIGNED OTHERWISE MIGHT BE ENTITLED.

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(f) Thermo Funding further waives and agrees not to assert or claim at any time any deductions of the amount guaranteed under this Guaranty for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by Thermo Funding, Globalstar, or both. Thermo Funding further waives, to the fullest extent permitted by law (i) any right or defense arising by reason of any claim or defense based upon an election of remedies by Globalstar, including any defense based upon an impairment or elimination of Thermo Funding 's rights of subrogation, reimbursement, contribution, or indemnity of Thermo Funding against any sureties (if any) and (ii) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof.

(g) No failure on the part of Globalstar to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Globalstar of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder except as explicitly set forth herein, in the KTA or in the 2023 Prepayment Agreement. Subject to the terms, conditions and limitations hereof, the KTA and the 2023 Prepayment Agreement, each and every right, remedy and power hereby granted to Globalstar or allowed to it by applicable law shall be cumulative and not exclusive of any other, and may be exercised by Globalstar at any time or from time to time.

8. Knowledge of Waivers. Thermo Funding warrants and agrees that the waivers set forth in this Guaranty are made with its full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any waiver is determined to be contrary to public policy, such waiver shall be effective only to the extent permitted by public policy. THERMO FUNDING ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF INDEPENDENT COUNSEL IN
THE REVIEW AND EXECUTION OF THIS GUARANTY. Thermo Funding agrees that it is sophisticated and knowledgeable in the matters contained in this Guaranty and has acted in its own self-interest in negotiating this Guaranty. Thermo Funding has been represented by legal counsel and therefore, this Guaranty shall not be interpreted or construed against Globalstar because Globalstar or any attorney or representative for Globalstar drafted or participated in the drafting of this Guaranty.

9. Reinstatement. The obligations of Thermo Funding under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Globalstar or Thermo Funding in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Thermo Funding agrees that it will indemnify Globalstar on demand for all reasonable and documented costs and expenses (including reasonable and documented fees of counsel) incurred in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

10. Nature of Guaranteed Obligations. Globalstar shall not be obligated to file any claim relating to any Guaranteed Obligation in the event that Globalstar becomes subject to a bankruptcy, reorganization, or similar proceeding, and the failure of Globalstar to so file shall not affect Thermo Funding’s Guaranteed Obligations hereunder. This Guaranty is an unconditional guarantee of payment and of performance and not of collection.

11. General Representations and Warranties. Each of Globalstar and Thermo Funding hereby represents and warrants to such other party hereto that:

(a) it is a validly existing entity in good standing under its jurisdiction of organization; it has the power and authority to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance of this Guaranty have been duly authorized by all necessary action and do not contravene any provision of such party’s charter, operating agreement or similar organizational documents or any applicable law or material contract binding on such party or its assets;

(b) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental entity necessary for the due execution, delivery and performance of this Guaranty by such party have been obtained or made and all conditions thereof have been duly complied with, and no other
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action by, and no notice to or filing with, any governmental entity or regulatory body is required in connection with the execution, delivery or performance of this Guaranty;

(c) assuming the due execution and delivery of this Guaranty by such other party hereto, this Guaranty constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar applicable laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(d) Thermo Funding has the financial capacity to pay and perform the Guaranteed Obligations, and all funds necessary for Thermo Funding to fulfill its obligations under this Guaranty are and shall be available to Thermo Funding (or its permitted assignee pursuant to Section 12 of this Guaranty) for so long as this Guaranty shall remain in effect in accordance with Section 14 of this Guaranty. On a quarterly basis, Thermo Funding shall deliver to Globalstar copies of its financial statements.

(e) the issuance of the shares of Common Stock hereunder has been duly authorized and, when issued and delivered in accordance with the terms of this Guaranty, the shares of the Common Stock issuable hereunder shall be validly issued, fully paid and non-assessable and free and clear of all liens with respect to the issuance thereof.

12. Assignment. Neither Thermo Funding nor Globalstar may assign its respective rights, interests or obligations under this Guaranty to any other person (except by operation of law) without the prior written consent of Globalstar (in the case of an assignment by Thermo Funding) or Thermo Funding (in the case of an assignment by Globalstar); provided that any such permitted assignment shall not relieve Thermo Funding of its obligations under this Guaranty. Any purported assignment in violation of this Section shall be null and void ab initio.

13. Notices. All notices, requests, demands and other communications under or relating to this Guaranty must be in writing, are deemed to make a party “aware” for all purposes herein, and will be deemed given (a) when delivered personally, by hand (with written confirmation of receipt), (b) when sent by facsimile or email (with written confirmation of transmission), (c) one Business Day following the day sent by reputable, internationally recognized overnight courier (with written confirmation of receipt), or (d) upon receipt of confirmation of delivery when sent by registered or certified mail (return receipt requested), postage prepaid, in each case to the parties at the following addresses or facsimile numbers (or at such other address for a party as such party specifies by like notice given to the other parties hereto pursuant to this provision):

If to Thermo Funding: Thermo Funding II, LLC 1735 19th Street, Denver, CO 80202 Attention: James Monroe III and Timothy Taylor Email: jay@thermoco.com and tim@thermoco.com	If to Globalstar: Globalstar, Inc 1351 Holiday Square Blvd Covington, LA Attention: Rebecca Clay Email: rebecca.clary@globalstar.com

If to [*]:

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with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges, LLP 767 Fifth Avenue
New York, NY 10153 Attention: Charan Sandhu
Email: charan.sandhu@weil.com
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14. Continuing Obligations. Unless terminated earlier pursuant to Section 1(c) hereof, this Guaranty shall remain in full force and effect and shall be binding on Thermo Funding, its successors and permitted assigns until the Guaranteed Obligations are indefeasibly paid, observed, performed or satisfied in full. Thermo Funding may not delegate its duties hereunder. The obligations of Thermo Funding hereunder are joint and several as to any other person responsible for the Guaranteed Obligations.

15. Governing Law; Jurisdiction and Forum. This Guaranty (including, without limitation, the validity, construction, effect or performance hereof and any remedies hereunder or related hereto) and all claims, obligations, liabilities, causes of action, or proceedings (in each case, whether at law or in equity, and whether sounding in contract, tort, statute or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Guaranty, or the negotiation, execution, performance, or breach (whether willful, intentional, unintentional or otherwise) of this Guaranty, including, without limitation, any representation or warranty made or alleged to be made in, in connection with, or as an inducement to, this Guaranty (each of such above-described legal, equitable or other theories or sources of liability, a “Claim”) shall be governed by the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties hereto (for itself and on behalf of its successors and permitted assigns and any person claiming by, through or on behalf of any of them) irrevocably agrees that any permitted Claim shall be brought exclusively in the state and federal courts located in the City, County and State of New York. Each of the parties hereto (for itself and on behalf of its successors and permitted assigns and any person claiming by, through or on behalf of any of them) irrevocably and unconditionally submits to the exclusive jurisdiction of such courts in any such action, agrees to take any and all future action necessary to submit to the jurisdiction of such courts, waives and agrees not to assert (by way of motion, as a defense, counterclaim or otherwise) any objection it may now or hereafter have to venue or to convenience of forum (including: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by applicable law any claim that: (i) the suit, action or proceeding in such court is brought in an inconvenient forum; (ii) the venue of such suit, action or proceeding is improper; or (iii) this Guaranty, or the subject matter hereof, may not be enforced in or by such courts), and agrees that all Claims shall be heard and determined only in any such court and covenants and agrees not to bring any Claim in any other court. The parties hereto agree that any of them may file a copy of this Section 15 with any court as written evidence of the knowing, voluntary and bargained Guaranty between the parties hereto irrevocably to waive any objections to venue or to convenience of forum. Each of the parties hereto irrevocably consents to the service of process out of the above-described courts in any permitted Claim in accordance with Section 13 hereof. Nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable law.

16. Costs to Enforce. Thermo Funding agrees to pay any of Globalstar’s reasonable and documented attorneys’ fees and expenses, regardless whether a lawsuit is filed or not, including reasonable and documented attorneys’ fees and expenses in enforcing this Guaranty or in bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals, incurred by Globalstar to enforce the 2023 Prepayment Agreement, the Supply Agreements or this Guaranty or any amounts due under the 2023 Prepayment Agreement, the Supply Agreements or Guaranty.

17. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONTEMPLATED BY SECTION 15 HEREOF. Each party certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered and understands the implications of this waiver, (c) such party makes this waiver voluntarily and (d) such party has been induced to enter into this Guaranty by, among other things, the mutual waivers and certifications in this Section.

18. Indemnity. THIS SHALL BE A “CONTINUING GUARANTY” AND INDEMNITY UNDER WHICH THERMO FUNDING AGREES TO GUARANTEE THE FULL AND
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PUNCTUAL PAYMENT, PERFORMANCE AND SATISFACTION OF THE GUARANTEED OBLIGATIONS. In addition, Thermo Funding shall indemnify, hold harmless, and, upon Globalstar’s request, defend Globalstar, and its respective directors, officers, employees, and agents from and against all claims, liabilities, actions, demands, settlements, damages, costs, fees, and losses of any type, including reasonable attorneys’ and professionals’ fees and costs, arising in whole or in part from third party claims in connection with any material breach by Thermo Funding of the provisions of this Guaranty.

19. Entire Guaranty. This Guaranty constitutes the entire guaranty between Thermo Funding and Globalstar with respect to Guaranteed Obligations and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among the parties hereto. For the avoidance of doubt, this Guaranty shall not supersede or in any way affect Thermo Funding’s obligations set forth in the Partner Guaranty or any other written agreement between the parties. All parties hereto acknowledge that each party and its counsel have participated in the drafting and negotiation of this Guaranty and that any rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guaranty.

20. Counterparts. This Guaranty may be executed and delivered (including by facsimile transmission or via portable document format (.pdf) or similar electronic means) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to any document to be signed in connection with this Guaranty and the transactions contemplated hereby shall be deemed to include any electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record, and deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Globalstar to accept electronic signatures in any form or format without its prior written consent.

21. Amendments and Waivers. No amendment, waiver, supplement or modification of any provision of this Guaranty will be valid and binding unless it is in writing and signed, in the case of an amendment, supplement or modification, by Thermo Funding and Globalstar or, in the case of waiver, by the party or parties against whom the waiver is to be effective. No waiver by any party hereto of any breach or violation of, or default under, this Guaranty, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Subject to the terms hereof, no delay or omission on the part of any party hereto in exercising any right, power or remedy under this Guaranty will operate as a waiver thereof.

22. Severability. Any term or provision of this Guaranty that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

23. Third-Party Beneficiary; No Other Third-Party Beneficiaries. Thermo Funding and Globalstar hereby agree that [*] is an express third-party beneficiary to this Guaranty, with the right to enforce any failure on the part of Thermo Funding to satisfy the Guaranteed Obligations when they are due and payable. Other than [*], the parties hereto agree that their respective representations, warranties, Agreements and covenants set forth herein are solely for the benefit of the other parties hereto and their respective successors and permitted assigns, in accordance with and subject to the terms of this Guaranty, and this Guaranty is not intended to, and does not, confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies under this Guaranty.

24. Confidentiality. This Guaranty shall be treated as strictly confidential by the parties hereto and is being provided to Globalstar solely in connection with the transactions contemplated hereby, by
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the KTA and the MDA Satellite Agreements and by the 2023 Prepayment Agreement. If either Thermo Funding or Globalstar determines in good faith after consultation with counsel that disclosure of this Guaranty or matters set forth herein is required by law due to the fact that Globalstar is a publicly reporting company, Globalstar or Thermo Funding, as the case may be, (a) shall give [*] notice of such requirement prior to any such disclosure; (b) shall use all reasonable efforts to obtain confidential treatment of all such information; and (c) shall allow [*] a reasonable opportunity to propose redactions of sensitive information prior to any disclosure. If Globalstar complies with the foregoing, it may disclose such information solely to the extent Globalstar or Thermo Funding, as the case may be, after consultation with counsel that such disclosure is required by law.

25. Defined Terms. As used in this Guaranty, the following terms shall have the meanings specified below.

“Daily VWAP” means for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GSAT <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of the Company’s common stock on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by Globalstar).

“GAAP” means generally accepted accounting principles in the United States in effect and applicable to the accounting period in respect of which reference to GAAP is made.

“Guaranty Payment Date” means any date on which Thermo Funding is required to make a cash payment to Globalstar in consideration of the Guaranteed Obligations.

“Indebtedness” means, as applied to any person means, without duplication: (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to capital leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such person prepared in accordance with GAAP; (iii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of a person prepared in accordance with GAAP; (iv) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis); and (v) the guarantee by such person of the indebtedness of another; provided, however, that this Guaranty and the Partner Guaranty shall not be included in the calculation of Thermo Funding’s Indebtedness for any purpose hereunder.

“Trading Day” means any day on which trading in the Common Stock generally occurs on the NYSE American (or such other principal national or regional stock exchange on which the Common Stock may be listed at such time). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session

“UCC” means the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

26. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein or therein), (b) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (c) any reference herein to any Person shall be
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construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used herein shall be construed to refer to this Guaranty in its entirety and not to any particular provision hereof, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.

[Signature page follows.]
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IN WITNESS WHEREOF, each of the parties has duly executed and delivered this Guaranty through its undersigned designee duly authorized to be effective as of the date first above written.

THERMO FUNDING II, LLC

By: /s/
Name: James Monroe III
Title: Manager

GLOBALSTAR, INC.

By: ___________________________________
Name: ________________________________
Title: _________________________________

Soley for the purposes of Section 23 and 24,
[*]

By: ____________________________________
Name: _________________________________
Title: __________________________________
Partner Confidential

IN WITNESS WHEREOF, each of the parties has duly executed and delivered this Guaranty through its undersigned designee duly authorized to be effective as of the date first above written.

THERMO FUNDING II, LLC

By:
Name: James Monroe III
Title: Manager

GLOBALSTAR,INC.
By: /s/
Name: Rebecca Clary
Title: VP and Chief Financial Officer

Solely for the purposes of Section 23 and 24,
[*]

By: Name: Title:

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IN WITNESS WHEREOF, each of the parties has duly executed and delivered this Guaranty through its undersigned designee duly authorized to be effective as of the date first above written.

THERMO FUNDING II, LLC

By:
Name: James Monroe III
Title: Manager

GLOBALSTAR, INC.

By:
Name:
Title:

Solely for the purposes of Section 23 and 24,
[*]

By: [*]
Name: [*]
Title:[*]
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